SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the
                   Securities Exchange Act of 1934
                        (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as Permitted by Rule
     14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to section 240.14a-11(c) or section
    240.14a-12

                       DENMARK BANCSHARES, INC.
         (Name of Registrant as Specified in its Charter)
         ------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchanged Act Rules 14a-6(i)(1) and 0-11
    1)Title of each class of securities to which transaction applies:
    2)Aggregate number of securities to which transaction applies:
    3)Per unit price or other underlying value of transaction computed pursuant to Exchanged Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    4)Proposed maximum aggregate value of transaction:
    5)Total fee paid:
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1)Amount Previously Paid:
    2)Form, Schedule or Registration Statement No.:
    3)Filing Party:
    4)Date Filed:

DENMARK BANCSHARES, INC.
PO BOX 130
DENMARK, WI  54208-0130
920-863-2161
(LETTERHEAD)

March 30, 2000

To our shareholders:

It is our pleasure to invite you to attend the Annual Meeting of Shareholders of Denmark Bancshares, Inc. Our meeting will be held at 2:00 p.m. on Tuesday, April 25, 2000, at Eddie Whipp's Supper Club, 5073 Highway 29, Green Bay, Wisconsin.

The attached Notice of Annual Meeting and Proxy Statement describes the business matters to be acted upon at the meeting.

Information concerning our results of operations and financial condition is contained in the enclosed Annual Report.

Please complete, sign and return the enclosed proxy card whether or not you expect to attend the meeting. This will not prevent you from voting in person at the meeting if you prefer. The Board of Directors encourages you to attend the meeting and to return your proxy card.

Sincerely,

(Signature of Darrell R. Lemmens)

Darrell R. Lemmens
Chairman of the Board and President

                          DENMARK BANCSHARES, INC.
                               103 E. MAIN ST.
                                P.O. BOX 130
                             DENMARK, WI  54208

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               April 25, 2000

The Annual Meeting of Shareholders of Denmark Bancshares, Inc. will be held at Eddie Whipp's Supper Club, 5073 Highway 29, Green Bay, Wisconsin, on Tuesday, April 25, 2000, at 2:00 p.m.

The purpose of the Meeting is to consider and vote on:

  1. The election of two directors as named in the attached Proxy Statement.

  2. The ratification of the appointment of Williams Young, LLC as independent auditors for Denmark Bancshares, Inc. for the year ending December 31, 2000.

  3. Such other business as may properly come before the meeting or any adjournment thereof. The Board of Directors is not aware of any other business to come before the meeting.

Shareholders of record at the close of business on March 1, 2000, are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

You are urged to complete, date, sign and promptly return the enclosed proxy card, so that the presence of a quorum will be assured. Return of the proxy card does not affect your right to vote in person at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

(Signature of Darrell R. Lemmens)

Darrell R. Lemmens
Chairman of the Board and President

March 30, 2000

                               PROXY STATEMENT
                          DENMARK BANCSHARES, INC.
                               103 E. MAIN ST.
                                P.O. BOX 130
                             DENMARK, WI  54208

                       ANNUAL MEETING OF SHAREHOLDERS
                               April 25, 2000

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Denmark Bancshares, Inc., hereinafter referred to as the "Company", to be voted at the Annual Meeting of Shareholders on Tuesday, April 25, 2000, at 2:00 p.m., at Eddie Whipp's Supper Club, 5073 Highway 29, Green Bay, Wisconsin, and all adjournments thereof. The solicitation of proxies begins on or about March 30, 2000.

REVOCABILITY OF PROXIES
-----------------------
Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it any time before it is exercised by giving notice thereof to the Company in writing or in person at the Annual Meeting.

Proxies that are properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted in favor of the proposals set forth in this Proxy Statement for consideration at the Annual Meeting and on such other business or matters that may properly come before the meeting in accordance with the best judgment of the persons named as proxies.

VOTING SECURITIES AND SECURITY OWNERSHIP
OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
--------------------------------------------
Shareholders of record of the Company's common stock as of the close of business on March 1, 2000, will be entitled to one vote for each share of common stock then held. As of March 1, 2000, the Company had 54,997 shares of common stock issued and outstanding.

Management knows of no person who was the beneficial owner of more than 5% of the outstanding shares of common stock of the Company as of March 1, 2000.

The following table sets forth, as of March 1, 2000, information concerning beneficial ownership of common stock of the Company by each director and nominee for directorship, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group.

               Name of                   Amount of
              Beneficial                 Beneficial     Percent of
                Owner                  Ownership (1)      Class
------------------------------------   -------------   ------------
Terese M. Deprey (2)                        1,456           2.7%
Dennis J. Heim (3)                            324             *
Darrell R. Lemmens (4)                      1,768           3.2%
Mark E. Looker (5)                          1,628           3.0%
B.E. Mleziva, DVM (6)                       1,480           2.7%
John P. Olsen (7)                             363             *
Edward Q. Opichka, DDS                        304             *
James E. Renier (8)                           426             *
C. J. Stodola                                 440             *
Norman F. Tauber (9)                          520             *
Thomas F. Wall (10)                         1,399           2.5%
All directors and executive officers
   as a group (14 persons) (11)            10,644          19.4%

*  Less than 1% of shares outstanding.
______________________________________

 (1) Unless otherwise indicated, the beneficial owners exercise sole voting and investment powers.
 (2) Includes 116 shares for which voting and investment powers are shared.
 (3) Includes 288 shares for which voting and investment powers are shared.
 (4) Includes 308 shares for which voting and investment powers are shared.
 (5) Includes 112 shares for which he disclaims beneficial ownership.
 (6) Includes 960 shares for which voting and investment powers are shared.
 (7) Includes 11 shares for which voting and investment powers are shared.
 (8) Includes 426 shares for which voting and investment powers are shared.
 (9) Includes 112 shares for which voting and investment powers are shared.
(10) Includes 1,399 shares for which voting and investment powers areshared.
(11) Includes 4,038 shares for which voting and investment powers are shared.

                                 PROPOSAL I
                           ELECTION OF DIRECTORS

Pursuant to Amended Article VII of the Articles of Incorporation of the Company, the Board of Directors is divided into three classes as nearly equal in number as possible. The term of office of only one class of directors expires in each year, and their successors are elected for terms of three years. The classes are designated as Class I, Class II and Class III. Dr. Edward Q. Opichka, DDS and Mr. Thomas F. Wall, a present member, are nominated as Class I directors. Class I directors will serve for a term of three years to expire in April 2003.

The two nominees have consented to serve, if elected. Unless the shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the Board's nominees. The Board has no reason to believe that any of the listed nominees will be unable or unwilling to serve as a director if elected. However, in the event that any of the nominees should be unable or unwilling to serve, the shares represented by the proxies received will be voted for any other nominees selected by the Board.

The following table sets forth certain information with respect to the Board of Directors' nominees for election as directors and those directors continuing in office. Hereinafter, the Company's subsidiaries are referred to as follows: Denmark State Bank as "the Bank", Denmark Agricultural Credit Corp. as "DACC" and McDonald-Zeamer Insurance Agency, Inc. as "McDonald".

                               BOARD NOMINEES

      NOMINEES FOR CLASS I, THREE-YEAR TERM EXPIRING APRIL 2003
      ---------------------------------------------------------
 Edward Q. Opichka, DDS  Edward Q. Opichka, DDS, age 64, has served as a director of the Bank since 1994.  Dr.
                         Opichka has owned and operated a private dental practice since 1962.

 Thomas F. Wall          Thomas F. Wall, age 59, has served as a
                         director of the Company since 1988 and as a director of the Bank since 1986. Mr. Wall has been the Sales Account Manager of Natural Beauty Growers, formerly known as Greiling Farms, Inc., a wholesale greenhouse company, since 1973.

                        DIRECTORS CONTINUING IN OFFICE

               CLASS I DIRECTORS WITH TERMS EXPIRING APRIL 2001
               ------------------------------------------------

 Terese M. Deprey        Terese M. Deprey, age 36, has served as a
                         director of the Company since 1994 and
                         Secretary since 1996. Mrs. Deprey has been a Vice President of the Bank since 1996.
                         Prior to 1996, she was an Assistant Vice
                         President of the Bank since 1993 and prior to that an Administrative Assistant of the Bank for more than five years.

 Mark E. Looker          Mark E. Looker, age 51, has served as a
                         director and as Vice President of the
                         Company since 1983. He formerly served as Secretary of the Company. Mr. Looker has been an Assistant Vice President of the Bank since 1996 and has held other positions with the Bank since 1981. He formerly served as a director and Secretary of DACC from 1985 to 1996.

 B. E. Mleziva, DVM      B. E. Mleziva, DVM, age 73, has served as a
                         director of the Company since 1983 and as a director of the Bank since 1969. Prior to 1998, Dr. Mleziva was the President of
                         Denmark Animal Hospital, S.C. since 1985.
                         He has been a director of DACC since 1985.

               CLASS III DIRECTORS WITH TERM EXPIRING APRIL 2002
               -------------------------------------------------

 Darrell R. Lemmens      Darrell R. Lemmens, age 56, has served as a
                         director and as Chairman of the Board and President of the Company since 1983. He formerly served as Treasurer of the Company. Mr. Lemmens has been a director of the Bank since 1980 and President since
                         1981 and has been a director of DACC and McDonald since 1985.

 C. J. Stodola           C. J. Stodola, age 69, has served as a
                         director of the Company since 1983 and as a director of McDonald since 1985. Mr.
                         Stodola has practiced law as a sole
                         practitioner for the past thirty-two years.

 Norman F. Tauber        Norman F. Tauber, age 83, has served as a
                         director of the Company since 1983 and as a director of the Bank since 1957. Mr.
                         Tauber, prior to his retirement in 1970, was the owner and operator of an auto service station and a used car dealership.
                         He has been a director of DACC since 1985.

The two persons properly nominated who receive the greatest number of the votes cast at the meeting will be elected Class I directors. THE BOARD RECOMMENDS THE NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE FOR ALL NOMINEES.

COMMITTEES, MEETINGS AND COMPENSATION OF DIRECTORS
--------------------------------------------------
The Board of Directors held five meetings during 1999. No director attended fewer than 75 percent of the total meetings of the Board of Directors and committee meetings on which such director served.

The Company does not have standing nominating or compensation committees. However, the Bank's Board of Directors has a Compensation Committee. The Compensation Committee met twice during 1999 to review and approve compensation paid to all employees of the Company. The Committee reports semi-annually to the full Board of Directors of the Bank. Members of the Committee included Messrs. Lemmens, Mleziva, Tauber and Wall. Other Committee members include Mr. Thomas N. Hartman, Dr. Edward Q. Opichka and Mr. Allen M. Peters, who are members of the Bank's Board of Directors. Members were paid $440 for each meeting attended.

The Company has an Audit Committee whose members consist of Messrs. Mleziva, Tauber and Wall. The responsibilities of the Audit Committee include reviewing the annual financial statement audit, evaluating the financial reporting process and overseeing ongoing audit procedures. The findings of the Audit Committee are reported to the full Board of Directors. During 1999 the Audit Committee did not meet.

Directors of the Company were paid $420 for two of the Board of Directors' meetings attended in 1999 and $440 for the other three Board of Directors' meetings. Additionally, Mrs. Terese M. Deprey, Mr. C. J. Stodola and Mr. Mark E. Looker received an annual fee of $3,000. All other directors of the Company also serve as directors of the Bank and they were paid an annual fee of $3,000 by the Bank.

EXECUTIVE COMPENSATION
----------------------
The following table lists information on compensation received for services by the Chief Executive Officer and the other two most highly compensated executive officers of the Company during the year ended December 31, 1999. No other executive officers of the Company had total annual salary and bonuses in excess of $100,000 during the year ended December 31, 1999.

                                      Summary Compensation Table
                                          Annual Compensation
                          ----------------------------------------------------
                                                    Other Annual       All
Name and Principal Position Year  Salary    Bonus   Compensation(1)   Other(2)
--------------------------- ----  -------- ------- -------------- ------------
Darrell R. Lemmens          1999  $152,646  $29,500    $19,260       $19,496
Chairman of the Board       1998   136,932   29,000     18,460        19,664
of the Company, the Bank,   1997   129,180   28,500     18,060        19,459
DACC and McDonald, President
of the Company and the Bank

Dennis J. Heim              1999   $93,396  $13,250     $9,020       $12,026
 Sr. Vice President of the  1998    85,278   13,000      6,320        11,023
 Bank and Vice President    1997    80,448   12,750      5,760        10,432
 of the Company

John P. Olsen               1999   $88,080  $12,000     $4,260       $11,107
 Sr. Vice President of the  1998    76,986   11,750      4,180         9,687
 Bank and President         1997    71,280   11,500      4,100         8,973
 of DACC
____________________________________________________________________________
(1) Consists of directors' and committee fees paid by the Company and its subsidiaries.

(2) Consists of contributions to the Bank's Master Money Purchase Trust Plan and 401(k) Profit Sharing Plan.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
-------------------------------------------------------------
The Compensation Committee of the Board of Directors of the Bank is responsible for determining the annual salary and bonus of the Chief Executive Officer and approving the annual salary and bonus paid to all other personnel, including the executive officers. The Compensation Committee believes that the compensation for executive officers should be at a market level in order to attract and retain qualified individuals. As a result of this practice, the Company has experienced low turnover among its executive officers.

Individual executive compensation is reviewed on an annual basis. In approving the executive officers' salaries and bonuses and determining the salary and bonus of the Chief Executive Officer, the Committee compares the base salaries and bonuses paid or proposed to be paid by the Company with ranges of salaries and bonuses paid by commercial banks of similar size relative to the Company. The Committee utilized the Wisconsin Bankers Association Salary Survey for comparison purposes when approving and determining the 1999 annual salaries and bonuses. For 1999 the comparable peer group of commercial banks included those with assets between $100 and $250 million in assets. Base salaries and bonuses for 1999 were generally set at about the 75th percentile or upper quartile of the comparative survey data based on the total asset size of the Bank relative to the range of asset sizes of the peer group.

In approving annual bonuses of the executive officers and determining the annual bonus of the Chief Executive Officer, the Committee compares the operating results and performance ratios of the Bank to operating results and performance ratios of commercial banks of similar asset size relative to the Bank. The Committee used the Uniform Bank Performance Report for comparison purposes when approving and determining the 1999 bonuses. The peer group used for comparison purposes consisted of commercial banks having total assets between $100 million and $300 million with three or more banking offices.

The Committee relies on recommendations from Mr. Lemmens, the Company's Chief Executive Officer, concerning salary adjustments and annual bonuses for the executive officers (other than his own). The recommendations are based on the comparable survey results, the level of responsibility of each officer, the expertise and skills offered by each officer and the officer's individual job performance. The Compensation Committee reviewed the recommendations made by Mr. Lemmens and then made final decisions on the base salaries and annual bonuses to be paid by the Company. Based on similar criteria, the Compensation Committee, excluding Mr. Lemmens, determined the annual salary and bonus paid to the Chief Executive Officer.

The Company's policy with respect to other employee benefit plans is to provide competitive benefits to the Company's employees to encourage their continued service with the Company and to attract new employees when needed.

Compensation Committee Members:

                         Darrell R. Lemmens
   Thomas N. Hartman     B. E. Mleziva, DVM    Edward Q. Opichka, DDS
    Allen M. Peters       Norman F. Tauber         Thomas F. Wall

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
-----------------------------------------------------------
The current members of the Compensation Committee are identified above. Mr. Lemmens, the Company's Chief Executive Officer and member of the Committee, made recommendations for salaries and bonuses (other than his own) of the executive officers. Mr. Lemmens and Dr. Opichka had loans outstanding from the Bank during 1999. See "Certain Relationships and Related Transactions" for further information.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
----------------------------------------------
C. J. Stodola Law Office, Green Bay, Wisconsin has served as counsel to the Bank and Company since 1967 and will continue to serve in 2000. C. J. Stodola is a director of the Company. Fees paid to C. J. Stodola Law Office, during 1999 amounted to $17,182.

From time to time the Company has made loans to executive officers and directors of the Company, their family members and related entities. Such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. It is expected that similar transactions will occur in the future.

STOCK PERFORMANCE GRAPH
-----------------------
The following line graph shows a comparison of the yearly percentage change in the cumulative total shareholder return on Denmark Bancshares, Inc. Common Stock with the cumulative total returns of the Nasdaq Bank Composite Index and the Nasdaq Composite Stock Market Index. Cumulative total shareholder return includes the change in year-end stock price and assumes reinvestment of dividends. The graph assumes $100 was invested in Denmark Bancshares, Inc. Common Stock and for each index on December 31, 1994.


(Tabular representation of graphs for electronic filing)

Stock/Index        12/31/94  12/31/95  12/31/96  12/31/97  12/31/98  12/31/99
-----------------  --------  --------  --------  --------  --------  --------
Denmark Bancshares   $100      $122      $145      $183      $246      $301
Nasdaq Banks          100       149       197       329       327       314
Nasdaq Stocks         100       141       174       213       300       542

                                 PROPOSAL II

         RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

Williams Young, LLC served as the Company's independent public accountants for the year ended December 31, 1999. Subject to ratification by shareholders at the Annual Meeting, the Company has selected Williams Young, LLC to audit the Company's financial statements for the year ending December 31, 2000. No representatives of Williams Young, LLC are expected to attend the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF WILLIAMS YOUNG, LLC AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2000.

OTHER MATTERS
-------------
As of March 30, 2000, the Board of Directors is not aware of any business to be presented for action at the Annual Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, the executed and returned proxies will be voted by the persons named as proxies with their best judgment.

SHAREHOLDER PROPOSALS
---------------------
Any shareholder proposals intended to be included with the proxy materials for next year's Annual Meeting must be submitted in writing. Any such proposal must be received at the Company's corporate office at 103 E. Main St., P.O. Box 130, Denmark, Wisconsin 54208 no later than November 30, 2000, and must comply with the proxy rules of the Securities and Exchange Commission. Additionally, if the Company receives notice of a shareholder proposal after February 14, 2001, the persons named in proxies solicited by the Board of Directors of the Company for its 2001 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.


FINANCIAL INFORMATION
---------------------
The Company's Annual Report to shareholders, for the year ended December 31, 1999, accompanies this Proxy Statement, but does not constitute a part of it.

BY ORDER OF THE BOARD OF DIRECTORS

(Signature of Darrell R. Lemmens)

Darrell R. Lemmens
Chairman of the Board and President

March 30, 2000

                                  FORM 10-K

A copy of the Company's annual report on Form 10-K as filed with the Securities and Exchange Commission is available without charge to shareholders of record on March 1, 2000. To obtain a copy of Form 10-K send your written request to Darrell R. Lemmens, Chairman of the Board and President, Denmark Bancshares, Inc., 103 East Main St., P.O. Box 130, Denmark, Wisconsin 54208.

                                    (FRONT)
                      DENMARK BANCSHARES, INC. PROXY CARD
               Annual meeting of shareholders on April 25, 2000

The undersigned holder of Common Stock of Denmark Bancshares, Inc. (the "Company") hereby appoints Darrell R. Lemmens, Norman F. Tauber and C. J. Stodola, or any of them individually, with full power of substitution, to act as proxy for and to vote all shares of Common Stock of the Company of the undersigned at the Annual Meeting of Shareholders, to be held at Eddie Whipp's Supper Club, 5073 Highway 29, Green Bay, Wisconsin, on April 25, 2000, or any adjournment thereof:

1.  The election as directors of all nominees listed below
    (EXCEPT AS MARKED TO THE CONTRARY BELOW)
                                             [ ] FOR      [ ] VOTE WITHHELD

               CLASS I: Edward Q. Opichka, DDS and Thomas F. Wall

(INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name on the line below.)
_____________________________________________________________________________

2.  The ratification of the appointment of Williams Young, LLC as independent public accountants for the Company for the year ending December 31, 2000.
                     [ ] FOR      [ ] AGAINST     [ ] ABSTAIN

The Board of Directors recommends a vote "FOR" each of the listed proposals. this Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted "FOR" each of the proposals listed. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.



                                    (BACK)
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 25, 2000. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE FOR ALL NOMINEES. THE BOARD ALSO RECOMMENDS A VOTE "FOR" RATIFICATION OF WILLIAMS YOUNG, LLC AS ACCOUNTANTS FOR THE COMING YEAR.
                                   Dated ___________________________, 2000.

_________________________            _________________________
Print name of shareholder            Print name of shareholder

_________________________            _________________________
Signature of shareholder             Signature of shareholder


When shares are held by joint tenants, both should sign. When signing as attorney, or as personal representative, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.